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                                                                     Exhibit (j)


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-53390 of Pearl Mutual Funds on Form N-1A of our report dated June 11, 2001, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP


Davenport, Iowa
June 12, 2001